Exhibit 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS FOR
AMERICAN HOUSING INCOME TRUST, INC.

Pursuant to Article III, Section 10 and Article VII, Section 1 of the Bylaws for American Housing Income Trust, Inc., a Maryland corporation (the “Corporation”), and pursuant to the shareholder consent of the majority of shareholders entitled to vote dated June 23, 2015, the Board of Directors approves the following actions:

RESOLVED, the First Amended Bylaws of the Corporation (attached hereto) are hereby ratified as being in the best interests of the Corporation.

RESOLVED, pursuant to Article III of the Bylaws, the Board of Directors accepts the resignation of Eric Stoffers as Chairman of the Board, Chief Executive Officer and President, and accepts the resignation of Bill Deegan as Chief Financial Officer, Treasurer and Secretary, and in turn, appoints Sean Zarinegar to fill the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Treasurer vacancies until such time the Board of Directors fills the vacancy under Article III, Section 1 of the Bylaws, and appoints Monica Andreas to fill the Secretary vacancy.

RESOLVED, pursuant to Article III of the Bylaws, Jeff Howard is hereby appointed a director of the Corporation effective immediately.

RESOLVED, that in light of the aforementioned resignations, Sean Zarinegar, as a member of the Board of Directors and as an officer of the Corporation, is hereby authorized to execute any and all agreements, memorandums, certificates or any other loan documents associated with Firstkey Lending, LLC.

RESOLVED, that any one or more of the officers of the Corporation is authorized to pay all expenses incurred in connection with the incorporation and organization of the Corporation, and that such expenditure shall be treated in a manner elected by the officer under the Bylaws.

RESOLVED, that the Corporation may transact banking business at any such bank as the Chief Executive Officer/President may from time to time determine; that the Chief Executive Officer/President is authorized direct the Secretary to execute and deliver to such banks their customary form of corporate resolutions applicable to any such accounts and to attach copies of such resolutions to these consent resolutions, which adopted in the same manner and with the same effect as if set out in full; and that such resolutions are in full force and effect and binding on the Corporation until they have been rescinded and written notice of such rescission has been delivered to such bank.

RESOLVED, that Sean Zarinegar, as President, and Monica Andreas, as Secretary, are authorized to file with the State of Maryland’s Department of Assessments and Taxation the Articles of Amendment to Articles of Incorporation specifically amending Article VI to account for the recent adjustment in par value of shares of common stock in the Corporation to $.01 and to ratify the authorization of shares of common stock and preferred stock as 100,000,000 and 10,000,000, respectively, and in amending the fiscal year to December 31st of each year.

RESOLVED, the Board of Directors acknowledges that Article VII of the Articles of Incorporation were filed with the Corporation’s intent to pursue election as a real estate investment trust under the pertinent provisions of the Internal Revenue Code.  The Board of Directors acknowledges that it has not made such an election.  To the extent deemed necessary under the Articles of Incorporation, the Board of Directors, pursuant to Article VII, Section 7.2.7, exempts American Realty Partners, LLC and its transferees from the restrictions under Section 7.2.1 until such time the Board of Directors determines that such exemption impairs any attempts to elect status as a real estate investment trust.

RESOLVED, that all prior actions of the officers are hereby ratified as being in the best interests of the Corporation.

RATIFIED AND APPROVED BY THE BOARD OF DIRECTORS:

/s/ Sean Zarinegar
SEAN ZARINEGAR
CHAIRMAN OF THE BOARD

/s/ Jeff Howard
JEFF HOWARD
DIRECTOR

/s/ Kenneth Hedrick
KENNETH HEDRICK
DIRECTOR

Dated:  June 24, 2015